AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 4, 1998
                                                    REGISTRATION NO. 333-_______
--------------------------------------------------------------------------------
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                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                -------------------

                                      FORM S-8
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                                -------------------

                            FIRST CONSULTING GROUP, INC.
               (Exact name of registrant as specified in its charter)

                                -------------------

        DELAWARE                                        94-3539020
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                                   --------------

                            FIRST CONSULTING GROUP, INC.
                         111 W. OCEAN BOULEVARD, 4TH FLOOR
                               LONG BEACH, CA  90802
                                   (562) 624-5200
           (Address and telephone number of principal executive offices)

                                   --------------

                             1997 EQUITY INCENTIVE PLAN
                     ASSOCIATE 401(k) AND STOCK OWNERSHIP PLAN
                   1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                             (Full title of the plans)

                                 LUTHER J. NUSSBAUM
                              EXECUTIVE VICE PRESIDENT
                            FIRST CONSULTING GROUP, INC.
                         111 W. OCEAN BOULEVARD, 4TH FLOOR
                               LONG BEACH, CA  90802
                                   (562) 624-5200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   --------------
                                     Copies to:
                              PATRICK A. POHLEN, ESQ.
                                 COOLEY GODWARD LLP
                               FIVE PALO ALTO SQUARE
                                3000 EL CAMINO REAL
                             PALO ALTO, CA  94306-2155
                                   (650) 843-5000

                                   --------------


                          CALCULATION OF REGISTRATION FEE

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----------------------------------------------------------------------------------------------------------------------------------
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    TITLE OF SECURITIES TO BE        AMOUNT TO BE       PROPOSED MAXIMUM OFFERING   PROPOSED MAXIMUM AGGREGATE       AMOUNT OF
           REGISTERED                 REGISTERED           PRICE PER SHARE (1)          OFFERING PRICE (1)       REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
 Stock Options and Common Stock        3,389,544        (See Notes to Calculation          $55,605,097                $16,404
 ($.001 par value)                                        of Registration Fee)
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price, for shares subject to outstanding options granted by First Consulting Group, Inc. (the "Registrant") under (i) the Registrant's 1997 Equity Incentive Plan (the "Incentive Plan") and (ii) the Registrant's 1997 Non-Employee Directors' Stock Option Plan (the "Director Plan") or (b) the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Stock Market for May 28, 1998, for shares reserved for future issuance pursuant to (i) the Incentive Plan, (ii) the Registrant's Associate 401(k) and Stock Ownership Plan (the "ASOP") and
     (iii) the Director Plan (pursuant to Rule 457(c) under the Securities Act).

NOTES TO CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The chart below details the calculations of the registration fee:

                                                              OFFERING PRICE PER     AGGREGATE OFFERING
         TYPE OF SHARES                  NUMBER OF SHARES           SHARE                  PRICE
-------------------------------------   ------------------   --------------------   --------------------
Shares issuable pursuant to                     1,067,680       $7.26  (1)(a)(i)             $7,751,357
outstanding options under 1997
Equity Incentive Plan

Shares reserved for future                        532,320      $21.32  (1)(b)(i)            $11,349,062
issuance pursuant to the 1997
the Equity Incentive Plan

Shares reserved for issuance to                 1,589,544      $21.32  (1)(b)(ii)           $33,889,078
employees of the Registrant
pursuant to the Associate 401(k)
and Stock Ownership Plan

Shares issuable pursuant to                       104,000       $5.47  (1)(a)(ii)              $568,880
outstanding options under the
1997 Non-Employee Directors'
Stock Option Plan

Shares reserved for future                         96,000      $21.32  (1)(b)(iii)           $2,046,720
issuance pursuant to the 1997
Non-Employee Directors' Stock
Option Plan

Proposed Maximum Offering Price                                                             $55,605,097

Registration Fee                                                                                $16,404


Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

                                      PART II


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

     (a) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (File No. 333-41421), including all materials incorporated by reference therein;

     (b) The Registrant's prospectus filed pursuant to Rule 424(b) under the Securities Act, on February 13, 1998 (No. 333-41121);

     (c) The description of the Registrant's Common Stock which is contained in the registration statement on Form 8-A, filed January 22, 1998, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description;

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the issuance of the Common Stock offered hereby will be passed upon for the Registrant by Cooley Godward LLP, Palo Alto, California ("Cooley Godward"). As of the date of this Registration Statement, certain members and associates of Cooley Godward own an aggregate of approximately 3,100 shares of the Registrant's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Bylaws provide that the Registrant will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. The Registrant is also empowered under its Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person it is required or permitted to indemnify. Pursuant to this provision, the Registrant has entered into indemnification agreements with each of its directors and executive officers.

                                          1.

     The Registrant obtained officer and director liability insurance with respect to liabilities arising out of certain matters, including matters arising under the Securities Act. In addition, the Registrant's Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, the Registrant's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Under current Delaware law, a directors' liability to the Registrant or its stockholders may not be limited with respect to any breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper distribution to stockholders and loans to directors and officers.
This provision also does not effect a director's responsibilities under any other laws such as the federal securities laws or state or federal environmental laws.

     The Registrant has entered into agreements with its directors and officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or executive officer of the Registrant or any of its affiliated enterprises. No indemnity will be provided, however, to any director or executive officer on account of conduct that is knowingly fraudulent or deliberately dishonest or constitutes willful misconduct. No indemnification will be available if such indemnification is unlawful, or in respect of any accounting of profits made from the purchase or sale of securities of the Registrant in violation of Section 16(b) of the Exchange Act. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIM.

     Not Applicable.

ITEM 8.  EXHIBITS.


EXHIBIT
NUMBER    DESCRIPTION
4.1*      Certificate of Incorporation of the Registrant.

4.2*      Bylaws of the Registrant.

4.3*      Specimen Stock Certificate.

5.1       Opinion of Cooley Godward LLP.

23.1      Consent of Grant Thornton LLP, Independent Auditors.


                                          2.


23.2      Consent of Cooley Godward LLP contained in Exhibit 5.1 to this
          Registration Statement.

24.1      Power of Attorney is contained on the signature pages.

99.1*     The Registrant's 1997 Equity Incentive Plan.

99.2*     Form of Incentive Stock Option under the 1997 Equity Incentive Plan.

99.3*     Form of Nonstatutory Stock Option under the 1997 Equity Incentive
          Plan.

99.4*     The Registrant's Associate 401(k) and Stock Ownership Plan.

99.5*     The Registrant's 1997 Non-Employee Directors' Stock Option Plan.

99.6*     Form of Nonstatutory Stock Option under the 1997 Non-Employee
          Directors' Stock Option Plan.

* Documents incorporated by reference from the Registrant's Registration Statement on Form S-1, as amended (No. 333-41121), declared effective by the Commission on February 12, 1998.

ITEM 9.  UNDERTAKINGS.

     A.   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               i. To include any prospectus required by section 10(a)(3) of the Securities Act;

               ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               iii. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


                                          3.

PROVIDED, HOWEVER, that paragraphs (a)1(i) and (a)1(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                          4.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on June 3, 1998.

                                   FIRST CONSULTING GROUP, INC.



                                   By:  /s/ James A. Reep
                                        ----------------------------------------
                                        James A. Reep
                                        Chairman, President
                                        and Chief Executive Officer

                                 POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Luther J. Nussbaum and Thomas A. Reep and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                         TITLE                     DATE

      /s/ James A. Reep         Chairman, President, Chief         June 3, 1998
------------------------------  Executive Officer and Director
          James A. Reep         (Principal Executive Officer)

      /s/ Thomas A. Reep        Vice President and Chief           June 3, 1998
------------------------------  Financial Officer (Principal
          Thomas A. Reep        Financial and Accounting
                                Officer)

      /s/ Luther J. Nussbaum    Executive Vice President,          June 3, 1998
------------------------------  Worldwide Practice Support and
          Luther J. Nussbaum    Director


                                          5.

           SIGNATURE                         TITLE                     DATE

       /s/ Steven Lazarus                   Director               June 3, 1998
------------------------------
           Steven Lazarus

       /s/ Stephen E. Olson                 Director               June 3, 1998
------------------------------
           Stephen E. Olson

       /s/ Scott S. Parker                  Director               June 3, 1998
------------------------------
           Scott S. Parker

       /s/ Stanley R. Nelson                Director               June 3, 1998
------------------------------
           Stanley R. Nelson

       /s/ Jack O. Vance                    Director               June 3, 1998
------------------------------
           Jack O. Vance

       /s/ Steven Heck                      Director               June 3, 1998
------------------------------
           Steven Heck


                                          6.

                                   EXHIBIT INDEX

EXHIBIT
NUMBER                              DESCRIPTION
4.1*   Certificate of Incorporation of the Registrant.

4.2*   Bylaws of the Registrant.

4.3*   Specimen Stock Certificate.

5.1    Opinion of Cooley Godward LLP.

23.1   Consent of Grant Thornton LLP, Independent Auditors.

23.2   Consent of Cooley Godward LLP, contained in Exhibit 5.1 to this
       Registration Statement.

24.1   Power of Attorney is contained on the signature pages.

99.1*  The Registrant's 1997 Equity Incentive Plan.

99.2*  Form of Incentive Stock Option under the 1997 Equity Incentive Plan.

99.3*  Form of Nonstatutory Stock Option under the 1997 Equity Incentive Plan.

99.4*  The Registrant's Associate 401(k) and Stock Ownership Plan.

99.5*  The Registrant's 1997 Non-Employee Directors' Stock Option Plan.

99.6*  Form of Nonstatutory Stock Option under the 1997 Non-Employee Directors'
       Stock Option Plan.

  * Documents incorporated by reference from the Registrant's Registration Statement on Form S-1, as amended (No. 333-41121), declared effective by the Commission on February 12, 1998.


                                          7.